ARTICLES OF INCORPORATION
                                OF
              INTERNATIONAL BUSINESS INDUSTRIES, INC.

Know all men by these present that the undersigned has this day for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statues 78.090 inclusive, as amended, states and certifies that the articles of incorporation are as follows:

First:  Name.

The name of the corporation is International Business Industries, Inc. (the "Corporation").

Second:  Registered Agent and Address.

The address of the registered office of the Corporation in the State of Nevada is 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102. The name and address of the Corporation's registered agent in the State of Nevada is Shawn F. Hackman, at said address, until such time as another agent is duly authorized and appointed by the Corporation.

Third:  Purpose and Business.

The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

(a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this Corporation is organized;

(b)  The Corporation shall have power to have succession by its
corporate name in perpetuity,    or until dissolved and its
affairs wound up according to law;

(c) The Corporation shall have power to sue and be sued in any court of law or equity;

(d)  The Corporation shall have power to make contracts;

(e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) The Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation;

(g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

(m) The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country;

(n) The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the Articles of Incorporation of the Corporation, or any amendment thereof;

(o) The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes; and

(p) The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.

Fourth:  Capital Stock.

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of One Hundred Ninety-Nine Million (199,000,000) shares of common stock, par value of $0.001 per share ("Common Stock"), and One Million (1,000,000) shares of preferred stock, par value of $0.001 per share ("Preferred Stock").

2.  Powers and Rights of Common Stock.

(a) Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.

(b) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one
(1) vote in person or by proxy for each share of the Common Stock standing in his/her name.

(c)  Dividends and Distributions.

   (i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor;

   (ii) Other Dividends and Distributions.  The Board of
Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

   (iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

Fifth:  Adoption of Bylaws.

In the furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation ("Bylaws").

Sixth:  Shareholder Amendment of Bylaws.

Notwithstanding Article Fifth hereof, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Seventh:  Board of Directors.

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional Directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the exact number of Directors of the Corporation shall be determined from time to time by a bylaw or amendment thereto, providing that the number of Directors shall not be reduced to less that two (2). The Directors holding office at the time of the filing of these Articles of Incorporation shall continue as Directors until the next annual meeting and/or until their successors are duly chosen.

Eighth:  Term of Board of Directors.

Except as otherwise required by applicable law, each Director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such Director was elected. All Directors, shall have equal standing.

Not withstanding the foregoing provisions of this Article Eighth, each Director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of Directors shall shorten the term of any incumbent Director; and additional Directors, elected pursuant to Section 4 or Article Fourth hereof in connection with rights to elect such additional Directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series

Ninth:  Vacancies on Board of Directors.

Except as may otherwise be provided pursuant to Section 4 of Article Fourth hereof in connection with rights to elect additional Directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of Directors, or any vacancies on the Board of Directors resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified or until such Director's death, resignation or removal, whichever first occurs.

Tenth:  Removal of Directors.

Except as may otherwise be provided pursuant to Section 4 or Article Fourth hereof in connection with rights to elect additional Directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any Director may be removed form office only for cause and only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such Director, provided, however, that where such removal is approved by a majority of the Directors, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such Director shall be required for approval of such removal. Failure of an incumbent Director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Eleventh:  Stockholder Action.

Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law these Articles have been satisfied.

Twelfth:  Special Stockholder Meeting.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meeting may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Thirteenth:  Location of Stockholder Meetings.

Meetings of stockholders of the Corporation may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

Fourteenth:  Private Property of Stockholders.

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the Corporation's debts.

Fifteenth:  Stockholder Appraisal Rights in Business
Combinations.

To the maximum extent permissible under the Nevada Revised Statutes of the State of Nevada, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, with respect to any business combination involving the Corporation and any stockholder (or any affiliate or associate of any stockholder), which required the affirmative vote of the Corporation's stockholders.

Sixteenth:  Other Amendments.

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Seventeenth:  Term of Existence.

The Corporation is to have perpetual existence.

Eighteenth:  Liability of Directors.

No Director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director or officer involving any act or omission of any such Director or officer. The foregoing provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Nineteenth:  Name and Address of First Director and
Incorporator.

The name and address of the Incorporator of the Corporation and the first Director of the Board of Directors of the Corporation which shall be one (1) in number is as follows:

                           Albert Reda
              1600 East Desert Inn Road, Suite 102
                    Las Vegas, Nevada 89109

I, Albert Reda, being the first Director and Incorporator herein before named, for the purpose of forming a Corporation pursuant to the Nevada Revised Statutes of the State of Nevada, do make these Articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 4th day of December, 1998.

                                /s/  Albert Reda
                                Albert Reda

Verification

State of California
                      SS
County of Orange

On this 4th day of December, 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared Brian F. Faulkner, Esq. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.


By: /s/
Notary Public in and for said
County and State

                    Acceptance of Resident Agent

I, Shawn F. Hackman, Esq., hereby accept the position as resident agent for International Business Industries, Inc., effective this date: December 7, 1998.


                               /s/  Shawn F. Hackman
                               Shawn F. Hackman, Esq.